EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeff Kelley
Senior Vice President, Head of Marketing
+1 630 577 9687
jkelley@calamos.com

John P. Calamos, Sr. Announces the Appointment of John Koudounis as Calamos Investments’ Chief Executive Officer

Naperville, IL, 14 March 2016 – John P. Calamos, Sr. announced today that he has appointed John Koudounis, 50, Chief Executive Officer of Calamos Investments, a global investment management firm. Koudounis, whose appointment is effective Monday, April 4, 2016, will lead the firm’s business activities, including executing the firm’s growth strategy and expanding the firm’s global footprint. Calamos will remain Chairman and Global CIO, focusing on investing and the continuity of Calamos’ investment-centric culture.

“As founder of Calamos Investments, few things are as important to me as ensuring that we have the right executive team in place to successfully lead the firm in the years to come,” said John Calamos. “In appointing John Koudounis as CEO, we’re adding an executive with tremendous integrity, valuable global financial services experience, and a successful track record of leadership and corporate growth. As part of Calamos Investments’ evolution, he is the right leader joining us at the right time. While I will continue to be active in the business, John Koudounis’ appointment as CEO will allow me to spend more time on my investment responsibilities as Global CIO.”

Koudounis commented, “I am looking forward to building upon the strong foundation that John and his colleagues have created. I am impressed by the firm’s talent, its strong client relationships and emerging global presence. We will remain focused on our mission of delivering strong long-term performance to our clients while thoughtfully growing the firm in ways that capitalize on – and complement – our core competencies, offering meaningful investment opportunities to our clients.”

Koudounis has 27 years of financial services experience including executive leadership in the global securities business and a deep background in global fixed income. Most recently, he served as President and Chief Executive Officer of Mizuho Securities USA, Inc. (MSUSA), a subsidiary of Mizuho Financial Group, one of the world’s largest full-service financial institutions. During his tenure at Mizuho Securities, he grew the firm into a top 10 investment banking powerhouse. Prior to joining MSUSA in 2008, Koudounis was Managing Director and Head of Fixed Income for ABN AMRO North America where he played a critical role in its successful growth.

Calamos stated, “I’ve known John Koudounis for many years and I value his leadership, insights, energy, and corporate development skills that will build the areas of our business which are strategically important to our shareholders and clients, today, tomorrow and into the future. He is a strong addition to our team, as I will continue to focus on my role as Global CIO directing our investment-centric culture.”

About Calamos
Calamos Investments is a diversified global investment firm offering innovative investment strategies including U.S. growth equity, global equity, convertible, multi-asset and alternatives. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, an exchange traded fund and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London, New York and San Francisco.

For more information, please visit www.calamos.com.

Source: Calamos Investments

*Calamos Investments LLC, referred to herein as Calamos Investments®, is a financial services company offering such services through its subsidiaries: Calamos Advisors LLC, Calamos Wealth Management LLC, Calamos Investments LLP and Calamos Financial Services LLC.

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see "Forward-Looking Information" in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

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